UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Crosby Drive, Suite 105

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 22, 2017, Ocular Therapeutix, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (the “FDA”) accepted for review the Company’s new drug application (“NDA”) resubmission for DEXTENZA™ (dexamethasone insert) 0.4 mg for the treatment of ocular pain occurring after ophthalmic surgery.

The FDA determined that the NDA resubmission is a complete response and designated the NDA resubmission as a class 2 review with a target action date under the Prescription Drug User Fee Act of July 19, 2017 for the potential approval of DEXTENZA. The FDA has not confirmed whether a re-inspection of the Company’s manufacturing facility will be required as part of its review, but such re-inspection may still be required.

Forward Looking Statements

Any statements in this filing about future expectations, plans and prospects for the Company, including the development and regulatory status of the Company’s product candidates, such as the Company’s expectations and plans regarding regulatory submissions for and the timing and conduct of clinical trials of DEXTENZA™ for the treatment of post-surgical ocular inflammation and pain, including our expectations regarding the resubmission of the NDA and potential FDA approval, DEXTENZA for the treatment of allergic conjunctivitis, DEXTENZA for the treatment of inflammatory dry eye disease and OTX-TP for the treatment of glaucoma and ocular hypertension, the ongoing development of the Company’s sustained release hydrogel depot technology, the potential utility of any of the Company’s product candidates, potential commercialization of the Company’s product candidates, the potential benefits and future operation of the collaboration with Regeneron, including any potential future payments thereunder, the sufficiency of the Company’s cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the timing and costs involved in commercializing ReSure® Sealant or any product candidate that receives regulatory approval, the initiation and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory submissions and approvals, the Company’s scientific approach and general development progress, the availability or commercial potential of the Company’s product candidates, the sufficiency of cash resources and need for additional financing or other actions and other factors discussed in the “Risk Factors” section contained in the Company’s reports on file with the Securities and Exchange Commission, including the Risk Factors filed on Form 8-K on November 29, 2016. In addition, the forward-looking statements included in this report represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: February 22, 2017	By:	/s/ W. Bradford Smith
W. Bradford Smith Chief Financial Officer